Exhibit 10.1

                                ESCROW AGREEMENT

         ESCROW AGREEMENT (this "Agreement") dated as of February 10, 2006, by and among Natural Health Trends Corp., a Delaware corporation ("Natural Health"), Mark D. Woodburn ("Woodburn"), Terry L. LaCore ("LaCore"), LaCore and Woodburn Partnership (together with Woodburn and LaCore, collectively "Woodburn and LaCore"), and Krage & Janvey, L.L.P. (the "Escrow Agent").

                                    RECITALS
                                    --------

         WHEREAS, Natural Health and Woodburn and LaCore dispute certain matters; and

         WHEREAS, the Company disputes the validity of certain options issued to Woodburn and LaCore (the "Options") and the right to Woodburn and LaCore to retain the Options and the stock issuable upon exercise thereof and other proceeds thereof; and

         WHEREAS, Woodburn and LaCore desire to exercise the Options before they terminate, and Natural Health is willing to permit the Options to be exercised provided that the exercise is effected without prejudice to any claim that Natural Health may have relating to the validity of the Options or the right to recover the Options or their proceeds and provided that the terms of this Agreement are complied with; and

         WHEREAS, the parties have agreed, in an effort to resolve the disputed matters, to cause the deposit of the Escrowed Shares (as hereinafter defined) and the Cash Deposit (as hereinafter defined) with the Escrow Agent, in accordance with the terms of this Agreement and pending the resolution of the disputed matters.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

         1. Appointment of Escrow Agent. Natural Health and Woodburn and LaCore hereby irrevocably appoint Krage & Janvey, L.L.P. as the Escrow Agent to receive, hold, administer and deliver the Escrowed Assets (as hereinafter defined) in accordance with this Agreement, and the Escrow Agent hereby accepts such appointment, all subject to and upon the terms and conditions set forth herein.

         2. Establishment of Escrow. The parties agree that common stock certificates representing an aggregate of 1,081,066 shares of common stock of Natural Health should be deposited into escrow. As of the date hereof, Woodburn and LaCore agree, jointly and severally, to deposit with the Escrow Agent an amount equal to one million two hundred six thousand dollars ($1,206,000) (the "Cash Deposit"). Within five (5) business days following the date hereof, Natural Health shall forward to the Escrow Agent common stock certificates representing an aggregate of 1,081,066 shares of common stock of Natural Health to the Escrow Agent (the "Escrowed Shares", together with the Cash Deposit shall be referred to as the "Escrowed Assets"). The Escrow Agent shall promptly acknowledge receipt of the Escrowed Assets in writing to Woodburn, LaCore and Natural Health. The Escrowed Assets and any and all additional assets which are from time to time held by the Escrow Agent pursuant to the terms hereof, and any and all earnings, interest and income earned on the Escrowed Assets or such additional funds, are referred to herein as the "Escrow Funds." The Escrow Agent shall hold, release and pay over the Escrow Funds in accordance with the express provisions of this Agreement, and shall not make, be required to make or be liable in any manner for its failure to make, any determination of whether Natural Health, Woodburn, LaCore or the LaCore and Woodburn Partnership are entitled to delivery of payment of any or all of the Escrow Funds or to any other rights or remedies hereunder.

         3. Investment of Escrow Funds by the Escrow Agent. The Escrow Agent shall invest and reinvest the Cash Deposit (as well as the interest earned thereon) in one or more Qualified Investments (as defined below). Income earned with respect to the Cash Deposit shall be allocated for tax-reporting purposes to the party ultimately receiving the Cash Deposit. The Escrow Agent will have no liability for any investment loss, including any loss incurred on any investment required to be liquidated prior to maturity in order to make a payment required hereunder, made in accordance with this Section 3. The Escrow Agent shall not issue an Internal Revenue Service Form 1099 to any party for any reason arising from the subject matter of this Escrow Agreement until such time as the parties resolve the dispute described herein.

         "Qualified Investments", as used herein, means:

                  (i) Marketable obligations of the United States in registered form and having a maturity of not more than three months from the date of acquisition;

                  (ii) Marketable obligations directly and fully guaranteed by the United States in registered form and having a maturity of not more than three months from the date of acquisition; and

                  (iii) Interest-bearing bank accounts, certificates of deposit, and other interest-bearing obligations issued by any bank organized under the laws of the United States or any state thereof with capital, surplus and undivided profits aggregating at least $50,000,000, in each case having a maturity of not more than three months from the date of acquisition.

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

         4.       Release of Escrow Funds.

                  (a) Upon the receipt by the Escrow Agent of written instructions executed by Natural Health and Woodburn and LaCore instructing the Escrow Agent to release and pay over Escrow Funds to Natural Health, Woodburn and LaCore or third parties, as the case may be, the Escrow Agent shall promptly thereafter release and pay over the Escrow Funds in accordance with such written instructions.

                  (b) Notwithstanding anything to the contrary in this Agreement, (i) the Escrow Agent may at any time deposit all or any portion of the Escrow Funds with the clerk of any court of competent jurisdiction in the State of Delaware (in accordance with Section 14 below) upon commencement of an action in the nature of interpleader or in the course of any court proceedings in the State of Delaware and (ii) if at any time the Escrow Agent receives a final non-appealable order of a court of competent jurisdiction, together with a legal opinion in a form reasonably satisfactory to the Escrow Agent regarding finality and jurisdiction, the Escrow Agent shall comply with such order.

                  (c) Upon any delivery or deposit of all of the Escrow Funds as provided in this Section 4, the Escrow Agent shall thereupon be released and discharged from any and all further obligations thereafter arising in connection with this Agreement.

         5. Escrow Agent. (a) Natural Health and Woodburn and LaCore acknowledge and agree that the Escrow Agent (i) shall be obligated only for the performance of such duties as are specifically set forth in this Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve expense or liability unless it shall have been furnished with indemnity acceptable to it; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof; and (iv) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Escrow Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent.

                  (b) Neither the Escrow Agent nor any of its partners or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of partners or employees hereunder except in the case of gross negligence, bad faith or willful misconduct. Natural Health and Woodburn and LaCore hereby covenant and agree to jointly but not severally indemnify the Escrow Agent and hold it harmless without limitation from and against any loss, liability or expenses and other costs, including but not limited to reasonable attorney's fees and other costs of defending or preparing to defend against any claim of liability, unless such loss, liability or expense shall be caused by the Escrow Agent's gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages. In the event of any payment by Natural Health or Woodburn and LaCore pursuant to the indemnification obligation set forth in this paragraph (b), such obligation shall first be satisfied out of the income earned with respect to the Cash Deposit, and if such income is insufficient to satisfy such obligation then Natural Health on the one hand and Woodburn and LaCore on the other, shall pay the remainder of such obligation in two equal shares.

                  (c) Natural Health on the one hand and Woodburn and LaCore on the other, agree to reimburse in two equal shares the Escrow Agent for all reasonable out-of-pocket expenses incurred in connection with the administration of the escrow created hereby, provided that such expenses shall not exceed $10,000 in the aggregate. Natural Health and Woodburn and LaCore agree that the amounts required to be paid pursuant to this paragraph (c) shall first be satisfied out of the income earned with respect to the Cash Deposit, and if such income is insufficient to satisfy such amounts then Natural Health on the one hand and Woodburn and LaCore on the other, shall pay the remainder of such obligation in two equal shares.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving ten (10) days prior written notice of resignation to the other parties hereto; provided however, that such resignation shall not be effective until a successor escrow agent has been duly appointed and authorized. Prior to the effective date of the resignation as specified in such notice, Natural Health and Woodburn and LaCore will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Funds to a successor escrow agent that they select. If no successor escrow agent is named by Natural Health or Woodburn and LaCore, the Escrow Agent may apply to a court of competent jurisdiction in the State of Delaware (in accordance in the paragraph 14) for the appointment of a successor escrow agent. The provisions of paragraph (d) of this Section 5 shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

         6.       Special Agreements.

                  (a) Tax Reporting. For tax reporting purposes, Natural Health shall not issue an Internal Revenue Service Form W-2 or 1099 or any state law equivalent thereof to LaCore, Woodburn or the LaCore and Woodburn Partnership associated with the exercise of the Option, unless and until the dispute relating to the Escrowed Shares has been resolved in favor of LaCore, Woodburn or the LaCore and Woodburn Partnership and then only to the extent that such Escrowed Shares are released into custody of LaCore and Woodburn in resolution of such dispute.

                  (b) Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Funds or should any claim be made upon any Escrow Funds by a third party, the Escrow Agent upon receipt of a written notice of such dispute or claim by Natural Health or Woodburn and LaCore hereto or third party, is authorized and directed to retain in its possession without liability to anyone, all or any of such Escrow Funds until such dispute shall have been settled either by the mutual agreement of Natural Health and Woodburn and LaCore, or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceeding which relates to Escrow Funds.

         7.       Notices.

                  (a) Notice Addresses. Any notice permitted or required hereunder shall be in writing, and shall be sent by personal delivery, overnight delivery by a recognized courier or delivery service, mailed by registered or certified mail, return receipt requested, postage prepaid, or by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to Natural Health:

            Natural Health Trends Corp.
            2050 Diplomat Drive
            Dallas, Texas 75234
            Telephone: (972) 241-4080
            Attention:  General Counsel

With a copy to:

            Alan N. Forman
            Brown Rudnick Berlack Israels LLP
            Seven Times Square
            New York, NY 10036

If to Woodburn and LaCore:

            Mark D. Woodburn
            809 Dominion Drive
            Southlake, Texas 76092

            Terry LaCore
            3105 Brookhollow Lane
            Flower Mound, TX 75028

With a copy to:

            Laurence K. Gustafson, Esq.
            Christopher E. Kirkpatrick, Esq.
            Haynes And Boone, L.L.P.
            901 Main Street, Suite 3100
            Dallas, Texas 75202-3789

            Edwin J. Tomko
            Jason M. Ross
            McManemin & Smith, P.C.
            600 North Pearl Street, Suite 1600
            Plaza of the Americas - South Tower
            Lock Box No.175
            Dallas, Texas 75201-2809

If to Escrow Agent:

            Krage & Janvey, L.L.P.
            2100 Ross Avenue
            Suite 2600
            Dallas, Texas 75201
            Attention:  Ralph S. Janvey

            8. Severability. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            9. Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, and any purported assignment without such consent shall be null and void, except that the Escrow Agent may avail itself of Section 5 hereof.

            10. Amendments; Waivers. This Agreement may be modified or terminated, other than according to its terms, only by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the party's right at a later time to enforce the same. No waiver by any party of

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

the breach of any term contained in this Agreement, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such breach or of the breach of any other terms of this Agreement.

            11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            12. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to its conflict of laws provisions.

            13. Reproduction of Documents. This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties hereto agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

            14. Consent to Jurisdiction and Service. Each of the parties hereto hereby absolutely and irrevocably consent and submit to the exclusive jurisdiction of the courts of the State of Delaware in connection with any actions or proceedings brought by or against them arising out of or relating to this Agreement. In any such action or proceedings, each of the parties hereto hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that service thereof may be made by certified or registered first class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 7 hereof.

            15. Reservation of Rights. Natural Health and Woodburn and LaCore have asserted a number of claims against each other. Notwithstanding the execution and delivery of this Agreement, Natural Health and Woodburn and LaCore each reserve any and all rights, claims, defenses and causes of actions whatsoever and regarding any matter that each may have presently, or may have at any time in the future, against the other, including without limitation, the right to contest the validity of the Escrowed Shares and/or the options exercised in connection with the issuance of the Escrowed Shares. Natural Health and Woodburn and LaCore, and their respective affiliates, shall each be estopped from asserting that the exercise of the Options results in any election of remedies, waiver or release of any claims, or estoppel to assert any claims.

            16. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements, arrangements, presentations and understandings relative to the subject matter hereof, whether written or oral, express or implied. No oral or written statement, representation, warranty or promise made prior to or contemporaneously with the execution of this Agreement shall be binding upon any party with respect to the subject matter hereof or shall otherwise affect the enforceability of this Agreement in accordance with its terms.

            17. Proxy. As a condition to the Company depositing the Escrowed Shares with the Escrow Agent, the Company shall receive from the Escrow Agent an irrevocable proxy with respect to the Escrowed Shares in form and substance reasonably satisfactory to the Company.

         [The remainder of this page has been intentionally left blank]

                      [Signature Page to Escrow Agreement]


         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.


ESCROW AGENT:                              NATURAL HEALTH:

KRAGE & JANVEY, L.L.P.                     NATURAL HEALTH TRENDS CORP.


By: /s/ RALPH S. JANVEY                    By: /s/ GARY C. WALLACE
    ---------------------------------          --------------------------------

Name:  Ralph S. Janvey                     Name:   Gary C. Wallace
     --------------------------------           -------------------------------

Its:   Partner                             Its:    General Counsel
    ---------------------------------          --------------------------------


MARK D. WOODBURN                           TERRY L. LACORE


/s/ MARK D. WOODBURN                       /s/ TERRY L. LACORE
-------------------------------------      ------------------------------------
Mark D. Woodburn                           Terry L. LaCore



LACORE AND WOODBURN PARTNERSHIP


By: /s/ MARK D. WOODBURN
    --------------------------------
           Mark D. Woodburn


By: /s/ TERRY L. LACORE
    --------------------------------
           Terry L. LaCore

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